UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2015 (November 17, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-1667 (Commission File Number)	31-4421866 (IRS Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (614) 491-2225

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Mr. Mohseni Employment Agreement

On November 14, 2015, Bob Evans Farms, Inc. (the “Company”) entered into an employment agreement with Saed Mohseni (the “2015 Agreement” or “Agreement”). Mr. Mohseni, age 53, will serve as the Company’s President and Chief Executive Officer with a start date effective January 1, 2016. Mr. Mohseni is also expected to be appointed to the Company’s Board of Directors effective January 1, 2016. His employment agreement requires that the Board annually nominate him for election to the Company’s Board of Directors but because of his outstanding qualifications and due to the timing of his appointment, the Board determined to appoint him at this time.

The three year employment agreement with Mr. Mohseni will expire on December 31, 2018. The initial three-year term will be automatically extended unless either Mr. Mohseni or the Company gives notice of non-extension. Under the Agreement Mr. Mohseni receives a base salary of $700,000 with an annual cash bonus with a target of 100 percent of Base Salary with at least 100 percent guaranteed for the first year. The first year bonus will be pro-rated for his time-of-service during the Company’s 2016 fiscal year.

Mr. Mohseni was awarded restricted stock units which will be granted on January 4, 2016. The award was made under the Company’s equity incentive program and has a value of $350,000. The grant was made to compensate him for a portion of the value of his lost equity awards from his prior employer. The award is time-based and vests one third on each of the three anniversary dates. Mr. Mohseni is also entitled to participate in the Company’s equity compensation plan at a rate of 125 percent of his base salary. It is expected that in June 2016 he will be awarded performance stock units equal to 250 percent of his base salary at the time other employees are awarded performance stock units. Mr. Mohseni is entitled to participate in the Company’s benefit plans and programs to the extent generally available to all employees.

The Agreement may be terminated with 14-days’ notice by the Company without any liability for either “Cause,” or if Mr. Mohseni terminates his employment without “Good Reason.” If the Company terminates the Agreement other than for Cause, or if Mr. Mohseni terminates for “Good Reason,” the Company is required to pay him: (a) any Base Salary that is accrued but unpaid; (b) any rights or benefits accrued under Company’s plans; (c) any prior year earned, but unpaid bonus; (d) his base salary for a period of 24-months; (e) a pro-rated bonus for the then-current fiscal year based on the actual achievement of the applicable performance goals for such fiscal year (without pro-ration of such performance goals); and (f) an amount equal to the Company’s estimated obligation for the cost of premiums, and related administrative fees, for group health (medical, dental and/or vision) for a period equal to 24-months, and an amount up to $25,000 for life insurance. If Mr. Mohseni dies during the term of the Agreement, the Company is required to pay to his estate any Base Salary that is accrued but unpaid and any business expenses that are unreimbursed, all as of the date of termination of employment, and any vested rights and benefits provided under plans and programs of the Company in which he was participating immediately prior to his death (collectively, the “Plans and Programs”), determined in accordance with the applicable terms and provisions of such Plans and Programs.

Mr. Mohseni will also be a participant in the Company’s change in control and severance plan with provides that in the event of a change in control (“CIC”), and the subsequent termination of Mr. Mohseni’ position within the 24-months following the CIC, he would be paid an amount equal to three times his base salary and bonus amount, and be provided with life, medical, dental and/or vision programs in which he and his family were participating at the time of termination for a period of 24-months, or the cash equivalent to such benefits.

The Agreement contains certain business protection provisions that include a requirement that Mr. Mohseni not disclose confidential information or trade secrets of the Company and a requirement that during the term of the Agreement and for 24-months following its termination, Mr. Mohseni will neither hold any position with any “Competing Business” nor solicit employees of the Company to leave their employment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c) – Appointment of Named Executive Officer

On November 17, 2015, the Company entered into an employment agreement with Saed Mohseni. Mr. Mohseni, age 53, will serve as the Company’s President and Chief Executive Officer effective January 1, 2016. The terms of the employment agreement and other arrangements with Mr. Mohseni are described above under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference from above.

Mr. Mohseni has more than 30 years of management experience in the restaurant industry. He currently serves as the Chief Executive Officer and as a Director of Bravo Brio Restaurant Group, Inc. (NASDAQ: BBRG) (“Bravo Brio”) and held the additional role of President from September 2009 to August 2014. He has served as a director of Bravo Brio since June 2006. He also serves on the Board of Director of Chuy’s Holding, Inc. (NASDAQ:CHUY).

Prior to joining Bravo Brio, Mr. Mohseni was the Chief Executive Officer (January 2000-February 2007) and a director (2004-2007) of McCormick & Schmick’s Seafood Restaurants, Inc. Mr. Mohseni joined McCormick & Schmick’s in 1986 as a General Manager. During his time at McCormick & Schmick’s, he also held the positions of Senior Manager (1988-1993), Vice President of Operations-California (1993-1997), and Senior Vice President of Operations (1997-1999). Mr. Mohseni attended Portland State University and University of Oregon and studied computer science and business.

There are no arrangements or understandings between Mr. Mohseni and any other person pursuant to which he was or is to be selected as an officer. There are no family relationships between Mr. Mohseni and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer and there are no related person transactions involving Mr. Mohseni and the Company.

Item 7.01.	Regulation FD Disclosure.

On November 17, 2015, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this Item 7.01 announcing the appointment of Mr. Mohseni as the Company’s President and Chief Executive Officer, and to be appointed as a member of the Board of Directors, both effective January 1, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between the Company and Mr. Mohseni

10.2	Amended and Restated Change in Control and Severance Policy

99.1	Press Release dated November 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: November 17, 2015	By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Associate General Counsel and Assistant Secretary

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